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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors
One Voice Technologies, Inc.
San Diego, California


We consent to the incorporation of our Independent Auditors' Report dated February 24, 2003, on the financial statements of One Voice Technologies, Inc. for the years ended December 31, 2002 and 2001 and for the period from inception on January 1, 1999 to December 31, 2002, and to the reference to us as experts, in the amendment to the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around July 16, 2003.




/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS


Santa Monica, California
July 14, 2003